[EXHIBIT 5(b)-1
                      OPINION OF THELEN REID & PRIEST LLP,
                      COUNSEL TO MDU RESOURCES GROUP, INC.]


                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com


                                February 5, 2004


MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650

Ladies and Gentlemen:

     We are acting as counsel for MDU Resources Group, Inc., a Delaware corporation (the "Company"). We refer to our opinion, dated June 13, 2003 (the "June 13 Opinion"), addressed to the Company with respect to $500,000,000 in aggregate amount of (i) debt securities and (ii) common stock, par value $1.00 per share, together with the preference share purchase rights attached thereto (the "Rights"), registered under the Securities Act of 1933, as amended (the "Securities Act"), on the Registration Statement on Form S-3 (Registration No. 333-104150), as heretofore amended, which became effective on September 26, 2003 (the "Registration Statement"). This opinion is supplemental to the June 13 Opinion.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus, dated September 26, 2003, forming a part of the Registration Statement, as supplemented by a prospectus supplement, dated February 4, 2004 (collectively, the "Prospectus"), relating to the offer and sale of 2,300,000 shares (the "Shares") of the Company's Common Stock, $1.00 par value per share, including 300,000 shares of common stock for which the underwriters have been granted an over-allotment option, together with the preference share purchase rights attached thereto (the "Rights"), (iii) The Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank Minnesota, N.A. (formerly, Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto, pursuant to which the Rights were created, (iv) the orders of the Federal Energy Regulatory Commission, dated November 1, 2002, the Montana Public Service Commission, dated November 19, 2002, and the Public Service Commission of Wyoming, dated November 14, 2002 (collectively, the "Orders"), and (v) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof.

     Based on the foregoing, subject to the limitations and qualifications contained in this opinion, and provided the Orders remain in full force and effect and have not been amended, rescinded or repealed, we are of the opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the State of Delaware.

          2. When the Shares have been sold as contemplated in the Registration Statement and the related Prospectus, they will be validly issued, fully paid and non-assessable.

          3. When the Rights have been issued as contemplated in the Registration Statement and the related Prospectus, they will be validly issued and will represent legally binding obligations of the Company under the laws of the State of Delaware.

     Our opinions expressed above are limited to the law of the State of New York, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws and the federal laws of the United States of America.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,

                                          /s/ Thelen Reid & Priest LLP

                                             Thelen Reid & Priest LLP